                     SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by Registrant  [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as
          permitted by Rule 14a-6(e)(2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Materials Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

             R.H. PHILLIPS, INC.
----------------------------------------------------
(Name of Registrant as Specified In Its Charter)

  Board of Directors -- R.H. Phillips, Inc.
----------------------------------------------------
  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required

[   ]     Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11.

          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
               Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee Paid:

[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          2)   Form,  Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

             R.H. PHILLIPS, INC.
            26836 County Road 12A
          Esparto, California 95627

   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS:

     The 1998 Annual Meeting of Shareholders of R.H.
Phillips, Inc. will be held on Thursday, May 21, 1998, at 10:00 a.m. at the R.H. Phillips Winery, located at 26836 County Road
12A, Esparto, California, for the following purposes:

         1. To elect directors, with the following persons to be presented at the meeting by the current Board of Directors for election to the Board of Directors: John
       E. Giguiere, Karl E. Giguiere, Lane C. Giguiere, R.
       Ken Coit and Victor L. Motto.

         2. To consider and act upon the appointment of KPMG
       Peat Marwick LLP as the independent public accountants of R.H. Phillips, Inc.; and

         3. To take action upon any other matters that may properly come before the meeting or any adjournments thereof.

  The foregoing proposals are more fully described in the accompanying Proxy Statement to which your attention is invited.

  In accordance with the Bylaws and the action of the Board of Directors, only shareholders of record at the close of business on April 1, 1998, are entitled to notice of and to vote at the meeting.

                                                          BY ORDER OF
                             THE BOARD
                             OF
                             DIRECTORS




                             Lane C.
Giguiere,
                             Secretary


April 15, 1998

             R.H. PHILLIPS, INC.

            26836 County Road 12A
          Esparto, California 95627

               PROXY STATEMENT

    For the Annual Meeting of Shareholders
     to be held on Thursday, May 21, 1998

  This Proxy Statement and the accompanying proxy are furnished to the shareholders of R.H. Phillips, Inc. (The "Company") in connection with the solicitation of proxies by the Board of Directors for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Thursday, May 21, 1998, beginning at 10:00 a.m. at the Company's headquarters, located at 26836 County Road
12A, Esparto, California, and at any postponements or adjournments of the Annual Meeting. The Annual Report of the Company for the year ended December 31, 1997, the Notice of Annual Meeting, this Proxy Statement and the enclosed proxy were initially mailed to the shareholders on or about April 15, 1998. The enclosed proxy is being solicited by the Board of Directors of the Company.

  The Company is paying all costs of preparing, assembling and mailing this Proxy Statement. The Company has made arrangement to forward copies of proxy materials to brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy soliciting material to the beneficial owners of the Common Stock of the Company at the Company's expense. In addition to the solicitation of proxies by mail, some of the officers, directors and regular employees of the Company may without additional compensation solicit proxies by telephone or personal interview. The Company will bear the costs of the solicitations.

Voting and Revocability of Proxies

  Shareholders are encouraged to complete the enclosed proxy and return it to the Company as soon as possible. Any person who completes the enclosed proxy may revoke it at any time prior to its exercise by delivering to the Secretary of the Company either a signed statement revoking the proxy or a properly executed proxy bearing a later date. A shareholder may also revoke a proxy by attending the Annual Meeting and voting his or her shares personally. Proxies that have been properly dated, signed and returned will be voted in accordance with the instructions given by the shareholder. If a proxy is signed and returned but no voting instructions are given, each valid proxy will be voted in the election of directors FOR those nominees presented by the Board of Directors, and FOR approval of KPMG Peat Marwick LLP as the independent auditors of the Company. Should any other business properly come before the Annual Meeting, the person or persons named as the proxy shall be allowed to vote on such matters as that person or those persons determine in his, her or their sole discretion.

  Abstentions and broker non-votes will be counted as shares present or represented and entitled to vote for the purposes of determining whether a quorum exists at the Annual
Meeting.

  Shareholders of record as of the close of business on April 1, 1998, are entitled to notice of the Annual Meeting and to vote in person or by proxy. The Common Stock of the Company (the"Common Stock") is the only class of outstanding securities entitled to vote at the Annual Meeting. As of the close of business on April 1, 1998, there were 6,483,760 shares of Common Stock outstanding and entitled to vote. The presence of a majority of the outstanding shares of Common Stock, either in person or by proxy, will constitute a quorum at the Annual Meeting.

              PROPOSAL NUMBER 1

            ELECTION OF DIRECTORS

  The Company's Bylaws provide that the Board of Directors shall consist of between four and seven members, with the exact number of directors between four and seven to be determined by the Board of Directors. The Board of Directors has set the number of directors at five, and there are currently five members of the Board of Directors.

  Persons may be nominated for election to the Board of Directors by the shareholders upon the making of a proper motion at the Annual Meeting.

  Five directors are to be elected at the Annual Meeting to serve until the following annual meeting of shareholders. The Board of Directors will present at the Annual Meeting for election and recommends a vote FOR the following nominees: John E. Giguiere, Karl E. Giguiere, Lane C. Giguiere, R. Ken Coit and Victor L. Motto. Each nominee was recommended unanimously by the Board of Directors for presentation to the shareholders for election at the Annual Meeting. Each nominee is currently a member of the Board of directors.

  Persons receiving a plurality of the votes cast at the Annual Meeting will be elected to the Board of Directors. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen. Votes against any candidate and any shares not voted (such as by abstention or broker non-votes) will have no impact on the election of directors. All proxies will be voted FOR the election of each of these nominees unless authority to vote for the election of any nominee or nominees is withheld by the shareholder giving the proxy. If any nominee should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors does not believe that any nominee will decline to serve.

  Shareholders are entitled to one vote for each share held; however, in the election of directors, each shareholder has cumulative voting rights if those rights are properly exercised at the Annual Meeting. If a shareholder wishes to vote share cumulatively, that shareholder is entitled to as many votes as the number of shares held multiplied by the number of directors to be elected. Under cumulative voting, each shareholder may cast all of his or her votes for a single candidate or distribute those votes among any or all candidates he or she chooses. No shareholder will be entitled to cumulate votes for any candidate unless that candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the Annual Meeting of an intention to cumulate votes. If any shareholder has given such a notice, all shareholders may cumulate their votes for candidates who have been nominated. Shareholders will be given an opportunity to announce their intention to cumulate their votes prior to voting. Proxy holders are given discretionary authority to cumulate votes on shares for which they hold a proxy. Shareholders who do not wish to cumulate their votes in elections of directors will be entitled to cast one vote per share held for any candidate.

  Background information with respect to the five nominees for election to the Board of Directors is set forth below.

 NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

  John E. Giguiere. John Giguiere is the Co-President,
Co-Chief Executive Officer and Chairman of the Board of Directors of the Company, in which capacities he has served since the Company was incorporated in 1994. Prior to that time, Mr. Giguiere was Co-President of R.H. Phillips Partners, a limited partnership that operated the R.H. Phillips vineyard and winery business prior to its merger into the Company, from 1989 until 1994. Raised on the Giguiere family farm where the R.H. Phillips winery is located, John Giguiere has spent his entire professional life in agribusiness. Together with his brother, Karl, John Giguiere founded the R.H. Phillips vineyard and winery business in 1981. John Giguiere is the President of the R.H. Phillips Vineyard, Inc., the second largest shareholder of the Company, and has managed the sales and marketing aspects of R.H. Phillips since 1983. Mr. Giguiere attended Willamette University in Salem, Oregon and California State

University at San Jose. He is 46 years old.

  Karl E. Giguiere. Karl Giguiere is the Co-President, Co-
Chief Executive Officer and Vice-Chairman of the Board of Directors of the Company, in which capacities he has served since 1994. Karl Giguiere was the Co-President of R.H. Phillips Partners from 1989 through 1994. Karl Giguiere was also raised on the Giguiere family farm and has spent his entire career in agribusiness. He has managed the farming and vineyard operations of R.H. Phillips since it was founded in 1981. Karl Giguiere is the President of RHP vineyards, Inc., the largest shareholder of the Company. Mr. Giguiere graduated from California State Polytechnic University with a B.A. in Agribusiness. He is 52 years old.

  Lane C. Giguiere. Ms. Giguiere has served on the
Board of Directors and has been Vice-President, Sales Administration of the Company since its incorporation in 1994. She was Sales Administration Manager of R.H. Phillips
Partners beginning in 1989 and has managed sales of the R.H. Phillips vineyard and winery business since 1983. Ms. Giguiere attended California State University at San Jose and California State University at Chico. Ms. Giguiere is 44 years old.

  R. Ken Coit. Mr. Coit was elected a director of the Company soon after its incorporation in 1994 and served on the limited partners' Advisory Committee of R.H. Phillips Partners from 1989 through 1994. Mr. Coit is the owner of Coit Financial Group, a firm which specializes in real estate investments. Mr. Coit is also a licensed broker-dealer affiliated with Sequoia Equity Securities Corporation of Walnut Creek, California and is a registered representative of American Investors Company of Hayward, California. Mr. Coit received an M.B.A. from Pepperdine University and a B.S. in Pharmacy from the University of Arizona. Mr. Coit is 54 years old.

  Victor L. Motto. Mr. Motto was elected to the Board of Directors in June 1996. Mr. Motto is a founding partner of Motto, Kryla & Fischer LLP, an accounting and business consulting firm devoted exclusively to the wine industry. Mr. Motto is also partner of MKF Systems, a wine industry computer systems business. Mr. Motto serves as a director of Grgich Hills Cellars, Hanzell Vineyards and S. Anderson Vineyard. He is also a director of the St. Helena Office Association and the Napa County Land Trust. Mr. Motto teaches university courses and is a frequent lecturer on wine industry issues. Mr. Motto is a Certified Public Accountant and received a B.A. in Business from the University of South Florida. Mr. Motto is 58 years old.

  Directors are elected at annual meetings of the shareholders to terms which extend until the following annual meeting. Officers are appointed by, and serve at the discretion of, the Board of Directors.

  The Board of Directors met four times in 1997. Each director has attended at least 75% of all meetings of the Board of Directors during such period as that director has been a member of the Board of Directors.

  Victor Motto receives compensation of $1,000 per meeting plus travel expenses for attending meetings of the Board of Directors, and an annual retainer of $5,000. He also received options to purchase 20,000 shares of Common Stock at a price equal to the fair market value of the Company's Common Stock on the date the option was granted. The total compensation paid Victor Motto in 1997 for attending meetings of the Board of Directors was $4,000. R. Ken Coit received options to purchase 20,000 shares of Common Stock at a price equal to the fair market value of the Company's Common Stock on the date the option was granted. No other members of the Board of Directors are currently compensated for attending meetings of the Board of Directors or Board committees. The Board of Directors may institute a policy of compensating directors for attending such meetings in the future.

  Under the terms of the Company's loan agreements with
its major creditors, all principal and interest owing to that loan creditor shall be due and payable, at the creditor's option, if
John or Karl Giguiere, or both, cease to be members of the
Board of Directors and officers of the Company or cease to be in control of the day-to-day management of Company
operations.
                                3

Board Committees, Meetings

  The Board of Directors has an Audit Committee, a
Compensation Committee and a Stock Option Committee. The members of the committees are selected by the full Board of Directors and serve until they are replaced by the Board of Directors or until their earlier resignation or removal from such committee or the Board of Directors.

  Audit Committee. The Board of Directors created the
Audit Committee in May 1996. The Audit Committee is to review the financial results of the Company with the Company's outside auditors and to discuss with the outside auditors the scope of the annual audit and other services the Company's outside auditors are to perform. The members of the Audit Committee are John Giguiere, Victor Motto and R. Ken Coit.
The Audit Committee met once in 1997.

  Compensation Committee. The Compensation
Committee was created in May 1996, at the same time as the Audit Committee. The Compensation Committee is to make recommendations concerning salaries and incentive compensation for the Company's officers and employees. The members of the Compensation Committee are John Giguiere, Victor Motto and R. Ken Coit. The Compensation Committee met eight times in 1997.

  Stock Option Committee. The Stock Option Committee was formed in July 1995, to administer the Company's 1995
Stock Option Plan. The Stock Option Committee consists of R.
Ken Coit and Victor Motto. The Stock Option Committee did not meet during the year.

Transactions Concerning Board of Directors

  The Company is the holder of a promissory note payable by RHP Vineyards, Inc. The note evidences a loan to that corporation by R.H. Phillips Partners and the assumption in 1993 of payment obligations of certain persons to R.H. Phillips Partners. The amount payable under the note as of December 31, 1997 was $155,352. Unpaid amounts under the note bear interest at a rate of 7% per annum. The note and other obligations are payable in full on July 30, 2000. The Company is the holder of a promissory note payable by Karl Giguiere. The amount payable under the note as of December 31, 1997, was $27,724. The note bears interest at 7% per annum and is due July 20, 2000.

  The Board of Directors has adopted a policy pursuant to which all future material transactions and loans with affiliated parties will be made or entered into on terms no less favorable than those that can be obtained from unaffiliated third parties. All future material affiliated transactions and loans, and any forgiveness thereof, must be approved by a majority of independent outside members of the Board of Directors who do not have an interest in the transaction.

Relationships Between Directors and Executive Officers

  John and Karl Giguiere are brothers. John and Lane
Giguiere are husband and wife. There are no other familial relationships between the directors and executive officers of the Company.

Reports under Section 16(a) of the Exchange Act.

  The Company's officers, directors and principal shareholders are required to file with the Security and Exchange Commission reports of their acquisitions and dispositions of equity securities of the Company. The Company believes that for the fiscal year ended December 31, 1997, director R. Ken Coit, Board of Directors advisor David L. Gemmer, and officers Steven Crosta and Barry Bergman did not file their annual Form 5 on a timely basis due to an administrative error caused by the Company. The Forms 5 were promptly filed once the error was discovered. The Company's officer's, directors and principal shareholders filed all other required reports on a timely basis.

            EXECUTIVE COMPENSATION

Compensation of Executive Officers

  The following is a summary of all compensation paid for services rendered to R.H. Phillips during 1995, 1996 and 1997 by John and Karl Giguiere, the Company's current Co-Chief Executive Officers (the "Named Executive Officers"). Other than the Named Executive Officers, no employee or officer received a salary and bonus in excess of $100,000 in 1997.

                              Summary Compensation Table
                                                                           Long Term
                                                                           Compensation
                                          Annual Compensation              Awards
                                       ------------------------------------------------
                                                               Other
                                                               Annual      Securities                Annual      Securities
                                                               Compen-     Underling
Name and Principal Position     Year   Salaries ($)  Bonus($)  sation ($)  Options(#)
---------------------------------------------------------------------------------------
John Giguiere, Co-President     1997      150,000     48,768     20,000(1)         0
Co-Chief Executive Officer
                                1996       80,625     26,662     20,000(1)         0

                                1995       80,625        662     20,000(1)    54,480

Karl Giguiere, Co-President,    1997      150,000     48,768          0            0
Co-Chief Executive Officer
                                1996       80,625     26,662          0            0

                                1995       80,625        662          0       81,720


(1) The amounts listed under "Other Compensation" consist of a $500 per month automobile allowance for John Giguiere and the fair rental value of the farm house located at the R.H. Phillips winery where John and Lane Giguiere reside on a rent-free basis. The Company estimates that the fair rental value of the housing is approximately $14,000 per year.

Employment Agreements

  In March 1998, the Company entered into employment agreements with John Giguiere and Karl Giguiere. The agreements provide that John and Karl Giguiere (the
"Executives" or individually, the "Executive") will each receive annual compensation of $150,000, subject to annual adjustment based on the Consumer Price Index, plus a payment of $69,375 attributable to services rendered in 1997.
The agreements expire on December 31, 1999.

  In addition, Nonstatutory Stock Options for 75,000 shares of Common Stock were granted to each Executive. The options were granted at a premium to market, with 50,000 shares immediately exercisable and an additional 25,000 shares exercisable in January 1999. The options expire in March
2008.

  The employment agreements provide that the Company may terminate the Executive's employment at any time upon granting notice to the Executive, or by the Executive for Good
Reason (as defined) under the terms of the agreements. If employment is terminated by the Company other than for Cause (as defined), or if the Executive terminates his employment for Good Reason, the Company shall continue to pay the Executive's salary and health insurance benefits for a period of two years following the effective date of termination, and the Executive will continue to be allowed to exercise the stock options until the scheduled expiration date.


Aggregated Option Exercises in Last Fiscal Year and
        Fiscal Year End Option Values

  The following table provides information with respect to
the Named Executive Officers concerning unexercised options
held as of December 31, 1997.
                                      Number of Securities      Value of
                                          Underlying       Unexercised in-the
                                      Unexercised Options   Money Options at
                                       at Fiscal Year End  Fiscal Year End(1)
                                       ------------------  ------------------
              Shares Acquired  Value      Exercisable/        Exercisable/
Name           on Exercise(#) Realized   Unexercisable       Unexercisable
-----------------------------------------------------------------------------
John Giguiere      --           --           27,240              $0.00(2)
                                             27,240              $0.00(2)

Karl Giguiere      --           --           40,860              $0.00(2)
                                             40,860              $0.00(2)

  (1) Based upon the closing price of the Common Stock on December 31, 1997, as reported by the Nasdaq National
  Market ($3.125 per share).

  (2) The closing price of the Common Stock on December 31,
  1997, was below the exercise price per share.


    SECURITIES OWNERSHIP OF MANAGEMENT AND
                   CERTAIN
              BENEFICIAL OWNERS

  The following table sets forth the beneficial ownership of Common Stock of the Company as of March 3, 1998, by each director, by each executive officer shown in the Summary Compensation Table (see "Executive Compensation"), by all directors and officers as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding voting securities of the Company.


                                                    Shares        Approximate
Name and Address of                                 Beneficially  Percent
Beneficial Owner (1)    Position                    Owned         Owned
-----------------------------------------------------------------------------
John E. Giguiere (2)(3) Co-President, Co-Chief       1,702,374        26.0
26836 County Road 12A   Executive Officer, Chairman of
Esparto, CA 95627       the Board, Director


Karl E. Giguiere (2)(4) Co-President, Co-Chief       1,670,736        25.6
26836 County Road 12A   Executive Officer, Vice-
Esparto, CA 95627       Chairman of the Board,
                        Director

Lane C. Giguiere (2)(5) Vice-President, Director     1,702,374        26.0
26836 County Road 12A
Esparto, CA 95627

                                                    Shares        Approximate
Name and Address of                                 Beneficially  Percent
Beneficial Owner (1)    Position                    Owned         Owned
-----------------------------------------------------------------------------
R. Ken Coit (6)         Director                      308,413          4.8
1655 North Main Street
Suite 270
Walnut Creek, CA 94596

Victor L Motto          Director                        8,667            *
899 Adams Street
St. Helena, CA 94574

All Executive Officers and Directors (7)            2,161,346         32.3

John Hancock Mutual Life                            1,466,757         19.8
Insurance Company (8)
200 Clarendon Street
Boston, MA 02117

RHP Vineyards, Inc.                                   865,773         13.5
26836 County Road 12A
Esparto, CA 95627 (9)

The R.H. Phillips Vineyard, Inc.                      714,103         11.1
26836 County Road 12A
Esparto, CA 95627 (9)

       *less than 1%

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange
Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Percentages are based on 6,433,182 shares of Common Stock outstanding on March 3, 1998, adjusted as required by the rules of the Commission.

(2) Includes 865,773 shares of Common Stock owned by RHP
Vineyards and 714,103 shares of Common Stock owned by R.H. Phillips Vineyard. John and Karl Giguiere own a majority of the outstanding stock of RHP Vineyards, Inc., constitute two of the three members of the Board of Directors, and are the Secretary and President, respectively, of that corporation. John and Karl Giguiere also own a majority of the outstanding shares of R.H.
Phillips Vineyard, constitute two of the three members of the Board of Directors and serve as the President and Secretary, respectively, of that corporation. Because they share majority ownership of the stock of those corporations and constitute a majority of those corporations' directors, John and Karl Giguiere may be deemed beneficial owners of the shares held by those two corporations.

(3) Also includes 16,552 shares held as joint tenants with Lane Giguiere, a warrant to purchase 8,276 shares which Mr.
Giguiere holds as joint tenants with Lane Giguiere, 20,430 shares subject to that portion of a stock option held by Lane Giguiere which is exercisable within 60 days of March 3, 1998, and 77,240 shares subject to that portion of a stock option held by Mr. Giguiere which is exercisable within 60 days of March 3, 1998.

(4) Also includes 90,860 shares subject to that portion of a stock option which is exercisable within 60 days of March 3, 1998.

(5) Also includes 16,552 shares held as joint tenants with John Giguiere, a warrant to purchase 8,276 shares which Lane Giguiere holds as joint tenants with John Giguiere, 77,240 shares subject to that portion of a stock option held by John Giguiere exercisable within 60 days of March 3, 1998, and 20,430 shares subject to that portion of a stock option held by Ms. Giguiere exercisable within 60 days of the date of March 3, 1998.

(6) Mr. Coit holds 254,058 shares as a joint tenant with Donna Coit, his wife, and 47,688 shares are held individually by Mr. Coit. Also includes 6,667 shares subject to that portion of a stock option exercisable within 60 days of March 3, 1998.

(7) Includes shares purchasable upon exercise of stock options within 60 days of March 3, 1998.

(8) Includes 1,381,321 shares of Common Stock purchasable at $3.90 per share under the terms of stock purchase warrants. The warrants are presently exercisable and expire on March 27, 2006.

(9) John and Karl Giguiere own a majority of the outstanding shares of RHP Vineyards, Inc. and R.H. Phillips Vineyard,
Inc. and constitute a majority of those corporations' boards of directors. See footnote 2 above.

              PROPOSAL NUMBER 2

       APPROVAL OF INDEPENDENT AUDITORS

  The Board of Directors has selected KPMG Peat
Marwick LLP ("KPMG Peat Marwick") as the Company's independent auditors for the fiscal year ending December 31, 1998. KPMG Peat Marwick has audited the Company's annual financial statements since the fiscal year ended December 31, 1995.

       It is not anticipated that representatives of KPMG
Peat Marwick will be present at the Annual Meeting. If representatives are present, they will be provided an opportunity to make a statement should they wish to do so and to respond to appropriate questions.

  The Board of Directors recommends a vote "FOR" approval of KPMG Peat Marwick as the Company's independent auditors for the fiscal year ending December 31, 1998. Confirmation will require the affirmative vote by holders of a majority of shares present or represented by proxy and entitled to vote on the matter. In the event that confirmation fails to receive the required majority vote, the Board of Directors will reconsider its selection.

   SUBMISSION OF SHAREHOLDER PROPOSALS FOR
     1998 ANNUAL MEETING OF SHAREHOLDERS

  The 1999 Annual Meeting of Shareholders has been scheduled to take place on May 20, 1999. Shareholder proposals for presentation at that meeting must be received by the Company by no later than January 19, 1999.


                OTHER BUSINESS

  It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on that business or any matters dealing with the conduct of the Annual Meeting pursuant to the discretionary authority granted in the proxy.

                             By Order of the
Board of Directors




                             Lane C.
Giguiere,
                             Secretary

April 15, 1998

Upon written request of any person whose proxy is being solicited hereby, the Company will provide without charge a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, which was filed with the Securities and Exchange Commission under the Securities
Exchange Act of 1934, including the financial statements and schedule thereto, but without exhibits. All such requests may be directed to: Michael J. Motroni, Chief Financial Officer, R.H. Phillips, Inc., 26836 County Road 12A, Esparto, California
95627.


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